Exhibit 10.4

AMENDMENT 3 TO DEPOSIT ACCOUNT AGREEMENT

THIS AMENDMENT 3 TO DEPOSIT ACCOUNT AGREEMENT (“Amendment 3”) is made as of the 10th day of August 2011 by and between The Bank of New York Mellon, in its capacity as trustee of the CurrencySharesSM Swiss Franc Trust, a trust formed under New York law (the “Trust”) and the London Branch of JPMorgan Chase Bank, N.A. (the “Bank”).

W I T N E S S E T H

WHEREAS, The Trust and the Bank are parties to that certain Deposit Agreement dated June 8, 2006 (the “Agreement”), as amended by the Amendment of 13 November 2008 (“Amendment 1”) and by the Amendment of 1 September 2010 (“Amendment 2”); and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto agree as follows:

1. Definitions. All capitalised terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

2. Amendments. Section 6.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Bank reserves the right not to accept, and to return without interest to the remitter of funds, the amounts received for deposit to the Interest Account on any Bank business day, if the aggregate deposit liability of the Bank to the Trust following the deposit of such amounts would exceed the Swiss Franc equivalent of $2.5 billion U.S. dollars calculated at the Federal Reserve Bank of New York Noon Buying Rate (the “Noon Buying Rate”) for the Swiss Franc or another recognized market rate for Swiss Franc if the Noon Buying Rate is not available on the banking day such deposits are received by the Bank.”

3. Counterparts. This Amendment 3 may be executed in any number of counterparts, each of which shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

4. Governing Law. This Amendment 3 and any non-contractual obligations arising out of or in connection with it will be governed by and construed in accordance with English law. The courts of England and Wales shall have non-exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes which may arise out of or in connection with this Amendment 3.

5. Miscellaneous.

(a)	Except as specifically amended hereby, the Agreement and all prior Amendments shall continue in full force and effect.

(b)	In the event of any conflict between the terms of this Amendment 3 and the terms of the Agreement, Amendment 1 or Amendment 2, the terms of this Amendment 3 shall control.

(c)	All references in the Agreement to the “Agreement” shall refer to the Agreement, as amended as of the date hereof, including by this Amendment 3.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have signed and delivered this Amendment 3 as of the date hereof.

JPMORGAN CHASE BANK, N.A., London Branch

By:	/s/ Mei Po Wong
Name:	Mei Po Wong
Title:	Vice President

CURRENCYSHARES SWISS FRANC TRUST, by the Bank of New York, in its capacity as Trustee of the CurrencyShares Swiss Franc Trust and not in its individual capacity

By:	/s/ Andrew Pfeifer
Name:	Andrew Pfeifer
Title:	Vice President

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